Exhibit 23.5

Consent of Independent Auditors

We consent to the use in this Registration Statement on Form S-8, (No. 333-248898) of HighPeak Energy, Inc. of our report dated May 13, 2020, relating to the financial statements of HighPeak Energy II, LP as of December 31, 2019 and 2018, and the year ended December 31, 2019 and the period from inception (March 23, 2018) through December 31, 2018, and to the reference to our firm under the heading "Experts" herein.

Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
November 5, 2020

Weaver and Tidwell, L.L.P.
2821 West 7th Street, Suite 700 | Fort Worth, Texas 76107
Main: 817.332.7905